                            Independent Auditors' Consent



    The Board Of Directors
    Jundt Funds, Inc.:


    We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "COUNSEL AND AUDITORS" in Part B of the Registration Statement.



                                                 KPMG Peat Marwick LLP


    Minneapoils, Minnesota
    April 21, 1997